EXHIBIT 23.3
------------




REZNICK                 Reznick Group, PC             Tel: (301) 652-9100
GROUP                   7700 Old Georgetown Road      Fax: (310) 652-1848
                        Suite 400                     www.reznickgroup.com
                        Bethesda, MD  20814-6224




                CONSENT OF REZNICK GROUP, P.C., INDEPENDENT
                     REGISTERED PUBLIC ACCOUNTING FIRM


      We consent to the incorporation by reference in the registration statement on Form S-8 (to be filed approximately June 28, 2005) of AMLI Residential Properties Trust of our report dated March 16, 2005 with respect to the Historical Statement of Revenue in Excess of Certain Expenses of AMLI at IBIS for the year ended December 31, 2003. Our report dated March 16, 2005, includes a paragraph that states that the historical statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission as described in note 2, and is not intended to be a complete presentation of the revenue and expenses of AMLI at IBIS. We also consent to the reference to our firm under the heading "Experts" in the registration statement.





Bethesda, Maryland
June 27, 2005


































     Atlanta . Baltimore . Bethesda . Charlotte . Chicago . Sacramento